Exhibit 99.1

Connecture Reports Financial Results for First Quarter 2017
Contracted Backlog Growth Continues on First Quarter Sales Activity
Significant Improvement in Year Over Year Operating Results

BROOKFIELD, Wis. — May 8, 2017 — Connecture, Inc. (Nasdaq: CNXR), a provider of web-based information systems used to create health insurance marketplaces, today announced financial results for the first quarter 2017.

“The first quarter of 2017 was a strong start to the new year,” remarked Jeff Surges, President and CEO of Connecture. “I am extremely pleased with our progress in multiple areas.  First, our go-to-market strategy and initiatives combined with our new sales teams are delivering traction in the marketplace.  We had another solid bookings quarter as evidenced by the growth in our contracted backlog and our pipeline since the start of the year.  Next, all of our scheduled renewals occurred as planned, a positive confirmation of the value we are delivering to our clients.  On the operations and cost side, we executed ahead of plan in the quarter and continue to implement efficiency initiatives to further improve our performance.  Overall, our year-over-year financial results reflect our progress on all fronts, and we are encouraged by the start to the new year.”

Surges added, “We have entered the seasonal cycle of our clients preparing for their annual and open enrollment periods.  Supporting their efforts will be our primary focus for the remainder of the year.”

First Quarter 2017 Financial Results

•	First quarter revenue was $18.3 million, increasing 4.1% compared to $17.6 million in the first quarter of 2016. The growth was driven by our Medicare and Private Exchange segments.
•

Gross margin was $6.8 million, or 37.2% of total revenue, compared to $5.2 million, or 29.6% of total revenue, in the first quarter of 2016.  Adjusted gross margin was $7.9 million, or 43.3% of total revenue, compared to $6.3 million, or 35.9% of total revenue.  The increase in gross margin and adjusted gross margin was primarily due to our increase in revenue combined with our operational improvement and cost reduction initiatives.

•

Our net loss from operations improved $3.2 million from a loss of ($5.9) million in the first quarter of 2016 to a loss of ($2.7) million in the first quarter of 2017.  The improvement was due to the increase in revenue and gross margin, accompanied by a decrease in operating expenses of $1.6 million.

Recent Business Highlights

•

Total contracted backlog at March 31, 2017 was $90.6 million, compared to $86.7 million at December 31, 2016. The sequential increase reflects increased sales activity in our Medicare, Enterprise Commercial and Private Exchange segments.

•

As previously announced on March 10, 2017, the Company issued and sold a new class of Series B Convertible Preferred Stock to Francisco Partners and Chrysalis Ventures, both existing shareholders, and amended its Credit Agreement with Wells Fargo Bank to establish new covenants and re-set its principal repayment terms.

Business Outlook

Connecture is re-affirming its previously provided guidance for the full year 2017 as follows:

•

Total revenue is expected to be in the range of $73.0 to $78.0 million.  The guidance reflects the assumed completion of the last Enterprise State contract in 2017 and the non-recurrence of certain deferred revenue recognized in 2016 upon completion of several contractual obligations.  Excluding the impact of these two items, the guidance is for flat to modest revenue growth in 2017.

•

Adjusted EBITDA is expected to be in the range of a ($3.0) million loss to $0.5 million income, and includes the cost reduction actions taken in 2016 combined with further reductions in 2017 which are expected to decrease our total cost of revenue and operating expenses in 2017 by at least $15.0 million.  This reflects a substantial improvement from our ($13.6) million loss in 2016, establishing a new base level from which we expect to improve in subsequent years.

Conference Call

Connecture’s management will host a conference call at 5:00 p.m. EDT on Monday, May 8, 2017, to discuss the first quarter 2017 results.  The conference call will be accessible by dialing 877-930-8068 (U.S.) or 253-336-8043 (international) and referencing participant code 16554104.  A live webcast of the conference call will also be available on the investor relations section of the Company’s website at investors.connecture.com.

Use of Non-GAAP Measures

To provide additional information regarding Connecture’s financial results, Connecture has disclosed in this press release adjusted gross margin and adjusted EBITDA, each a non-GAAP financial measure.  Connecture defines adjusted gross margin as gross margin before depreciation and amortization expense, as well as stock-based compensation expense.  Connecture defines adjusted EBITDA as net income (loss) before net interest, other expense (income), taxes, depreciation and amortization expense, adjusted to eliminate stock-based compensation and non-cash changes in fair value of contingent consideration and impairments of goodwill, intangible and long-lived assets, if any.

Connecture has included adjusted gross margin and adjusted EBITDA as supplemental financial measures in this press release because they are key measures used by its management and board of directors to understand and evaluate its core operating performance and trends, to prepare and approve its annual budget and to develop short- and long-term operational plans, and because management believes that they provide useful information in understanding and evaluating Connecture’s operating results.  However, use of adjusted gross margin and adjusted EBITDA as analytical tools has limitations, and you should not consider them in isolation or as substitutes for analysis of Connecture’s financial results as reported under GAAP.  A reconciliation to the closest GAAP measures of these non-GAAP measures is contained in the accompanying tables.

Connecture has also provided forward-looking guidance on adjusted EBITDA.  Connecture is unable to predict with reasonable certainty the ultimate outcome of the exclusions to net income (loss) required to calculate adjusted EBITDA without unreasonable effort.  Therefore, Connecture has not provided guidance for GAAP net loss or reconciliation of the forward-looking adjusted EBITDA guidance to GAAP net income (loss).

About Connecture

Connecture (NASDAQ: CNXR) is a leading web-based consumer shopping, enrollment and retention platform for health insurance distribution. Connecture offers a personalized health insurance shopping experience that recommends the best fit insurance plan based on an individual’s preferences, health status, preferred providers, medications and expected out-of-pocket costs.  Connecture’s customers are health insurance marketplace operators such as health plans, brokers and exchange operators, who must distribute health insurance in a cost-effective manner to a growing number of insured consumers.  Connecture’s solutions automate key functions in the health insurance distribution process, allowing its customers to price and present plan options accurately to consumers and efficiently enroll, renew and manage plan members.

Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties.  All statements, other than statements of historical facts, contained in this press release, including statements regarding Connecture’s strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management, are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

These forward-looking statements include, among other things, statements about management’s estimates regarding future market growth, revenues and financial performance and other statements about management’s beliefs, intentions or goals.  Connecture may not actually achieve the plans, intentions or expectations disclosed in the forward-looking statements, and you should not place undue reliance on Connecture’s forward-looking statements.  These forward-looking statements involve risks and uncertainties that could cause actual results or events to differ materially from the expectations disclosed in the forward-looking statements, including, but not limited to, risks related to (1) Connecture’s ability to manage its anticipated long-term growth, including accurately planning and forecasting its financial results and hiring, retaining and motivating employees; (2) the competitive environment for Connecture’s business and the market for Connecture’s solutions; (3) Connecture’s ability to maintain historical contract terms; (4) Connecture’s ability to operate its proprietary software, transition to new platforms and provide innovative and high quality software and services; (5) errors, interruptions or delays in Connecture’s services; (6) breaches of Connecture’s security measures; (7) Connecture’s ability to comply with regulatory requirements; (8) technological and regulatory developments, including developments with respect to the potential repeal and replacement of Patient Protection and Affordable Care Act; (9) litigation related to intellectual property and other matters and any related claims, negotiations and settlements; (10) Connecture’s compliance with requirements for continued listing on the Nasdaq Global Market; (11) concentration of ownership of Connecture’s securities with one significant stockholder and Connecture’s status as a “controlled company” under Nasdaq rules as a result thereof; (12) the existence of senior preferred stock and the rights, preferences and privileges granted to the holders of that stock; and (13) other risks and potential factors that could affect Connecture’s business and financial results identified in Connecture’s filings with the Securities and Exchange Commission (the “SEC”), including Connecture’s Annual Report on Form 10-K and its quarterly reports on Form 10-Q.  The forward-looking statements contained in this press release reflect Connecture’s current views with respect to future events, and Connecture assumes no obligation to update or revise any forward-looking statements except as required by applicable law.

Investor Relations Contact:

Vincent Estrada

Chief Financial Officer

Connecture, Inc.

Phone: 262-432-8210

vestrada@connecture.com

Media Contact:

Jeff Hyman

Channel Marketing Director

Connecture, Inc.

Phone: 818-415-2569

jhyman@connecture.com

Source: Connecture

Connecture, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)

(In thousands, except share and per share data)

(unaudited)

	Three Months Ended March 31,
	2017	2016
Revenue	$18,272	$17,557
Cost of revenue (1)	11,474	12,353
Gross margin	6,798	5,204
Operating expenses:
Research and development (1)	4,461	5,504
Sales and marketing (1)	2,186	2,338
General and administrative (1)	2,829	3,264
Total operating expenses	9,476	11,106
Loss from operations	(2,678)	(5,902)
Other expenses:
Interest expense	723	1,409
Other expense, net	299	-
Loss before income taxes	(3,700)	(7,311)
Income tax provision	-	(25)
Net loss	$(3,700)	$(7,336)
Comprehensive loss	$(3,700)	$(7,336)
Net loss per common share:
Basic and diluted	$(0.22)	$(0.33)
Weighted-average common shares outstanding:
Basic and diluted	22,570,207	22,112,273

	Three Months Ended March 31,
	2017	2016
(1) Cost of revenue and operating expenses include following stock-based compensation expense:
Cost of revenue	$129	$162
Research and development	49	187
Sales and marketing	40	116
General and administrative	271	347

Connecture, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

(unaudited)

	As of March 31, 2017	As of December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$12,920	$6,208
Accounts receivable - net of allowances	8,461	8,390
Prepaid expenses and other current assets	980	1,153
Total current assets	22,361	15,751
Property and equipment, net	1,832	1,957
Goodwill	31,072	31,072
Other intangibles, net	8,353	9,188
Deferred implementation costs	23,943	23,257
Other assets	1,034	1,263
Total assets	$88,595	$82,488
Liabilities, redeemable preferred stock and stockholders' deficit
Current liabilities:
Accounts payable	$6,090	$7,387
Accrued payroll and related liabilities	4,110	4,945
Other liabilities	2,028	1,950
Current maturities of debt	1,313	578
Deferred revenue	27,967	31,606
Total current liabilities	41,508	46,466
Deferred revenue	7,961	9,310
Deferred tax liability	23	23
Long-term debt	30,678	31,944
Other long-term liabilities	282	235
Total liabilities	80,452	87,978
Redeemable preferred stock	69,881	51,894
Total stockholders' deficit	(61,738)	(57,384)
Total liabilities, redeemable preferred stock and stockholders' deficit	$88,595	$82,488

Connecture, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(unaudited)

	Three Months Ended March 31,
	Three Months Ended March 31,
	2017	2016
Cash flows from operating activities:
Net loss	$(3,700)	$(7,336)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,119	1,185
Stock-based compensation expense	489	812
Other	(313)	69
Changes in operating assets and liabilities:
Accounts receivable	(71)	5,026
Prepaid expenses and other assets	113	(193)
Deferred implementation costs	(686)	(359)
Accounts payable	(1,371)	1,108
Accrued expenses and other liabilities	(730)	(32)
Deferred revenue	(4,988)	(5,717)
Net cash used in operating activities	(10,138)	(5,437)
Cash flows from investing activities:
Purchases of property and equipment	(160)	(49)
Business acquisition, net of cash acquired	82	—
Net cash used in investing activities	(78)	(49)
Cash flows from financing activities:
Borrowings of debt	—	1,000
Repayments of debt	—	(781)
Proceeds from preferred stock, net	16,927	—
Other	1	50
Net cash provided by financing activities	16,928	269
Net increase (decrease) in cash and cash equivalents	6,712	(5,217)
Cash and cash equivalents - beginning of period	6,208	5,424
Cash and cash equivalents - end of period	$12,920	$207

Connecture, Inc.

Reconciliation of GAAP to Non-GAAP Measures

(In thousands)

(unaudited)

	Three Months Ended March 31,
	2017	2016
Reconciliation from Gross Margin to Adjusted Gross Margin:
Gross margin	$6,798	$5,204
Depreciation and amortization	986	941
Stock-based compensation expense	129	162
Adjusted gross margin	$7,913	$6,307

Reconciliation from Net Loss to Adjusted EBITDA:
Net loss	$(3,700)	$(7,336)
Depreciation and amortization	1,119	1,185
Interest expense	723	1,409
Other expense, net	299	-
Income tax provision	-	25
Stock-based compensation expense	489	812
Total net adjustments	$2,630	$3,431
Adjusted EBITDA	$(1,070)	$(3,905)